Registration Statement No. 333-237342

Filed Pursuant to Rule 433

Dated November 8, 2021

Member FINRA, SIPC NOT FDIC INSURED / NOT BANK GUARANTEED / MAY LOSE VALUE Continued on next page Overview The MicroSectors™ Oil & Gas Exploration & Production Exchange Traded Notes (ETNs) are linked to the performance of the Solactive MicroSectors™ Oil & Gas Exploration & Production Index. Each ETN offers investors a return based on changes in the level of the Solactive MicroSectors™ Oil & Gas Exploration & Production Index, compounded daily, before taking into account fees. Each ETN has a specified leverage factor that is reset daily. This fact sheet relates to two separate ETN offerings. Each ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide its respective return of the underlying index’s cumulative return for periods greater than a day. The Solactive MicroSectors™ Oil & Gas Exploration & Production Index The Solactive MicroSectors™ Oil & Gas Exploration & Production Index measures the performance of 25 large capitalization companies that are domiciled and listed in the U.S., and active in the exploration and production of oil and gas. The Index’s underlying composition is weighted by average daily value traded. More information about the Index can be found here. Ticker Exchange Traded Note OILU MicroSectorsTM Oil & Gas Exploration & Production 3X Leveraged ETNs OILD MicroSectorsTM Oil & Gas Exploration & Production -3X Inverse Leveraged ETNs ETN Details OILD OILU Intraday Indicative Value OILDIV OILUIV CUSIP 063679575 063679583 ISIN US0636795751 US0636795835 Daily Investor Fee¹ 0.95% per annum, accrued on a daily basis 0.95% per annum, accrued on a daily basis Daily Financing/Interest Rate2 US Federal Funds Effective Rate minus the Spread of 2% per annum, accrued on a daily basis* Federal Reserve Bank Prime Loan Rate plus the Financing Spread of 2.75% per annum, accrued on a daily basis** Leverage Factor -3X +3X Leverage Reset Frequency Daily Daily Exchange NYSE Arca NYSE Arca Issuer Bank of Montreal Bank of Montreal Initial Trade Date 11/9/2021 11/9/2021 Maturity Date 6/28/2041 6/28/2041 Index Constituents Ticker Name Weight XOM Exxon Mobil Corp 15.00% CVX Chevron Corp 15.00% COP ConocoPhillips 6.84% OXY Occidental Petroleum Corp 6.43% MPC Marathon Petroleum Corp 4.70% PXD Pioneer Natural Resources Co 4.62% EOG EOG Resources Inc 4.62% SLB Schlumberger Ltd 4.44% DVN Devon Energy Corporation 4.19% VLO Valero Energy 3.26% MRO Marathon Oil Corp 3.05% KMI Kinder Morgan Inc 2.93% FANG Diamondback Energy Inc 2.80% PSX Phillips 66 2.80% BKR Baker Hughes Co 2.68% WMB Williams COS Inc 2.44% CTRA Coterra Energy Inc 2.29% HAL Halliburton Co 2.19% HES Hess Corp 2.18% OKE ONEOK Inc 1.84% EQT EQT Corp 1.62% LNG Cheniere Energy Inc 1.41% NOV NOV Inc 1.04% OVV OVINTIV Inc 1.01% HFC HollyFrontier Corp 0.62% As of 10/18/2021. Index weightings and constituents are subject to change. 1 The Daily Investor Fee is a per annum number that accrues on a daily basis. 2 The Daily Financing & Interest Rates are per annum numbers that accrue on a daily basis. The Daily Financing Rate applies to OILU, and the Daily Interest Rate applies to OILD. * The Spread will initially be 2%, but may be increased to up to 4% at our option. ** The Financing Spread will initially be 2.75%, but may be increased to up to 5% at our option. Hypothetical and Historical Index Performance Solactive MicroSectors™ Oil & Gas Exploration & Production Total Return Index S&P Oil & Gas Exploration & Production Select Industry Total Return Index Dow Jones U.S. Oil & Gas Total Return Index 2018 2019 2020 2021 0 20 40 60 80 100 120 140 Source: Bloomberg L.P. Data from 12/15/2017 to 10/29/2021. Past performance does not guarantee future results. The Solactive MicroSectors™ Oil & Gas Exploration & Production Index was created by Solactive in 2021, and was launched on 10/20/2021. Index data prior to that date is hypothetical and reflects the application of the index methodology in hindsight. The hypothetical data cannot completely account for the impact of financial risk in actual trading. Past historical or hypothetical data is not a guarantee of future Index performance. Oil & Gas Exploration & Production Leveraged & Inverse Leveraged Exchange Traded Notes Member FINRA, SIPC NOT FDIC INSURED / NOT BANK GUARANTEED / MAY LOSE VALUE Bank of Montreal, the issuer of the ETNs (“Bank of Montreal” or the “Issuer”), has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and prospectus with the Securities and Exchange Commission (the “SEC”) for each of the offerings to which this document relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, product supplements, prospectus supplement and prospectus if so requested by calling toll-free at 1-877-369-5412. The ETNs are senior, unsecured debt obligations of Bank of Montreal and are subject to Bank of Montreal’s credit risk. Investment suitability must be determined individually for each investor, and the ETNs may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own financial advisors as to these matters. The leveraged and leveraged inverse ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs. The ETNs do not guarantee the return of your investment. If the Closing Indicative Note Value or the Intraday Indicative Value for the ETNs is equal to or less than $0 at any time during an Exchange Business Day (as described in the applicable pricing supplement), you will lose all of your investment in the ETNs. Even if the Index level has increased or decreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, as described in the applicable pricing supplement. Leverage increases the sensitivity of your ETNs to changes in the level of the Index. The ETNs are not suitable for investors with longer-term investment objectives. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to these ETNs. Due to the effect of compounding, if the Indicative Note Value changes, any subsequent adverse change of the Index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant. The ETNs are subject to intraday purchase risk. The Indicative Note Value is reset daily, and the leverage or exposure of the ETNs during any given Exchange Business Day may be greater than or less than the amount indicated by the name of the ETN. The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay any interest, and you will not have any ownership rights in the Index constituents. The Index level used to calculate any payment on the ETNs may be different from the Index level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs be redeemed. The Issuer may sell additional ETNs, but is under no obligation to do so. Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain. The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market. There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and they may not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictable factors. The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business, hedging and trading activities, or as Calculation Agent of the ETNs, and may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future. The Index has limited actual historical information. The Index Sponsor (as defined in the applicable pricing supplement) may adjust the Index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index. The Index lacks diversification and is vulnerable to fluctuations in the oil & gas exploration & production industry. A limited number of Index constituents may affect the Index Closing Level, and the Index is not necessarily representative of its focus industry. An Index constituent may be replaced upon the occurrence of certain events. Use of Hypothetical Back-Tested Data — The historical data of the Index shown herein is from October 20, 2021. Any Index data shown prior to that date is hypothetical and a result of the application of the Index methodology to historical data, and has inherent limitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk in actual trading. Alternative modeling techniques or assumptions may produce different hypothetical back-tested information that might be more appropriate and that might differ significantly from the information presented herein. The hypothetical back-tested data herein should not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing the Index. Historical and hypothetical back-tested results are neither an indicator nor a guarantee of future Index performance or the return of the ETNs. Please see the “Risk Factors” section in the applicable pricing supplement. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ETNs. MicroSectors™ and REX™ are registered trademarks of REX Shares, LLC (“REX”). The trademarks have been licensed for use for certain purposes by Bank of Montreal. The ETNs are not sponsored or sold by REX or any of its affiliates or third-party licensors (collectively, “REX Index Parties”). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. REX Index Parties’ only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice. Solactive AG (“Solactive”) is the licensor of the Index. The ETNs are not sponsored, endorsed, promoted or sold by Solactive in any way, and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the ETNs; (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive does not guarantee the accuracy and/or the completeness of the Index and shall not have any liability for any errors or omissions with respect thereto. Notwithstanding Solactive’s obligations to its licensees, Solactive reserves the right to change the methods of calculation or publication of the Index, and Solactive shall not be liable for any miscalculation of or any incorrect, delayed or interrupted publication with respect to the Index. Solactive shall not be liable for any damages, including, without limitation, any loss of profits or business, or any special, incidental, punitive, indirect or consequential damages suffered or incurred as a result of the use (or inability to use) of the Index. Call Us 203-557-6201 Email Us info@rexshares.com Visit Us www.microsectors.com Leveraged & Inverse Leveraged Exchange Traded Notes Oil & Gas Exploration & Production

Source: TradingView. 15 minute data feed delay. 3D −0.50 (−3.70%) GDXD 18.12D +0.43 (+2.43%) FNGU 43.70D +0.39 (+0.90%) FNGD 1.89D −0.03 (−1.56%) FNGO 52 OIL & GAS EXP. & PROD. EXCHANGE TRADED NOTES The MicroSectors™ Oil & Gas Exploration & Production lineup of exchange traded notes provides +3x leveraged exposure and -3x inverse leveraged exposure to the performance of the Solactive MicroSectors™ Oil & Gas Exploration & Production Index. LEARN MORE ABOUT BMO ETNs LEVERAGED & LONG EXPOSURE LEVERAGED & INVERSE EXPOSURE OIL & GAS EXP. & PROD. OILU OILD OILU +3x Long Oil & Gas Exp. & Prod. ETN Fact Sheet Prospectus OILD -3x Inverse Oil & Gas Exp. & Prod. ETN Fact Sheet Prospectus ABOUT SOLACTIVE MICROSECTORS™ OIL & GAS EXPLORATION & PRODUCTION INDEX COMPONENTS* The Solactive MicroSectors™ Oil & Gas Exploration & Production Index measures the performance of 25 large capitalization companies that are domiciled and listed in the U.S., and active in the exploration and production of oil and gas. LEARN MORE ABOUT THE SOLACTIVE MICROSECTORS™ OIL & GAS EXPLORATION & PRODUCTION INDEX WHAT IS THE OIL & GAS EXPLORATION & PRODUCTION INDEX? 15.200% CHEVRON CORP 14.900% EXXON MOBIL CORP 6.900% CONOCOPHILLIPS 6.800% OCCIDENTAL PETROLEUM CORP 4.700% MARATHON PETROLEUM CORP 4.700% EOG RESOURCES INC 4.600% PIONEER NATURAL RESOURCES CO 4.400% SCHLUMBERGER LTD 4.200% DEVON ENERGY CORPORATION 3.300% VALERO ENERGY 3.100% MARATHON OIL CORP 2.800% PHILLIPS 66 2.800% DIAMONDBACK ENERGY INC 2.800% KINDER MORGAN INC 2.400% BAKER HUGHES CO 2.400% COTERRA ENERGY INC 2.300% WILLIAMS COS INC 2.100% HALLIBURTON CO 2.100% HESS CORP 1.800% ONEOK INC 1.700% EQT CORP 1.300% CHENIERE ENERGY INC 1.000% NOV INC 1.000% OVINTIV INC 0.600% HOLLYFRONTIER CORP *Index reconstitutes quarterly, rebalances monthly. Components as of SOD 10/25/2021. PERFORMANCE Source: Bloomberg L.P. Data from 12/15/2017 to 9/30/2021. Past performance does not guarantee future results. The Solactive MicroSectors™ Oil & Gas Exploration & Production Index, a liquidity weighted index, was created by Solactive and was launched on 10/20/2021. The index data prior to that date is hypothetical and reflects the application of the index methodology in hindsight. The hypothetical data cannot completely account for the impact of financial risk in actual trading. Past historical or hypothetical data is not THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS NEWS ABOUT SUBSCRIBE TERMS AND CONDITIONS PRIVACY POLICY Bank of Montreal, the issuer of the ETNs ("Bank of Montreal" or the "Issuer"), has filed a registration statement (including pricingsupplements, product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the"SEC") about each of the offerings to which this website relates. Please read those documents and the other documents relating to theseofferings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. Thesedocuments may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, Bank of Montreal, anyagent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, any applicable productsupplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412. The ETNs are senior, unsecured debt obligations of Bank of Montreal, and are subject to Bank of Montreal’s credit risk. The leveraged and inverse ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part ofan overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed withextreme caution in considering an investment in those ETNs. The ETNs do not guarantee any return of your investment. For example, with respect to some ETNs, if the closing Indicative Note Value orthe Intraday Indicative Value (each as defined in the applicable pricing supplement) for the ETNs is equal to or less than $0 at any timeduring a relevant trading day, you will lose all of your investment in the ETNs. Even if the Index Closing Level has increased ordecreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call,redemption, at maturity, or if you sell your ETNs, with the loss magnified by any leverage, each as described in more detail in theapplicable pricing supplement. Leverage (if applicable) increases the sensitivity of your ETNs to changes in the level of the applicable index. Investment suitability mustbe determined individually for each investor, and the ETNs are not suitable for all investors. The leveraged and inverse ETNs are notsuitable for investors with longer-term investment objectives. You should regularly monitor your holdings of the ETNs to ensure that theyremain consistent with your investment strategies. In particular, the leveraged and inverse ETNs should be purchased only bysophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuouslymonitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, whichare leveraged as to some of the ETNs. Due to the effect of compounding, if the Indicative Note Value increases, any subsequent adversechange in the applicable index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Valueremained constant; the converse is also true. The ETNs are subject to intraday purchase risk. The Indicative Note Value of the leveragedand inverse ETNs is reset daily, and the leverage or exposure of the ETNs during any relevant trading day may be greater than or lessthan that contemplated by the name of a particular leveraged ETN. The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay anyinterest, and you will not have any ownership rights in the applicable index constituents. The Index Closing Level used to calculate anypayment by the Issuer of the ETNs may be different from the Index Closing Level at other times during the term of the ETNs. There arerestrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time youelect to request that the ETNs be redeemed. The Issuer may sell additional ETNs, but is under no obligation to do so. Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain. The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNsin the secondary market. There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and theymay not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictablefactors. The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business,hedging and trading activities, or as Calculation Agent (as defined in the applicable pricing supplement) of the ETNs, and may havepublished research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, andmay do so in the future. Each index has limited actual historical information. The Index Calculation Agent (as defined in the applicable pricing supplement), mayadjust the index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday indexvalue and the end-of-day closing value of the index. The indices lack diversification and are vulnerable to fluctuations in the applicablesector. A limited number of index constituents may affect each Index Closing Level, and the Indices are not necessarily representative oftheir focus industry. An index constituent may be replaced upon occurrence of certain events. The manner in which each index selectsits components may differ from how other index providers or market participants might do so. Use of Hypothetical Back-Tested Data - The historical data of the Indices shown herein is from the dates displayed. Any index datashown prior to that date is hypothetical and a result of the application of the index methodology to historical data, and has inherentlimitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk inactual trading. Alternative modeling techniques or assumptions may produce different hypothetical back-tested information that might bemore appropriate and that might differ significantly from the information presented herein. The hypothetical back-tested data hereinshould not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing theindex. Historical and hypothetical back-tested results are neither an indicator nor a guarantee of future index performance or the return of theETNs. Please see the “Risk Factors” section in the pricing supplement, any applicable product supplement, the prospectus supplement andthe prospectus relating to the applicable offering. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Weurge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ETNs. MicroSectors™ and REX™ are registered trademarks of REX Shares, LLC (“REX”). The trademarks have been licensed for use for certainpurposes by Bank of Montreal. The ETNs are not sponsored or sold by REX or any of its affiliates or third-party licensors (collectively,“REX Index Parties”). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or anymember of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of any Index totrack general market performance. REX Index Parties’ only relationship to Bank of Montreal with respect to each Index is the licensing ofthe Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for andhave not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or inthe determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligationor liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not arecommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice. Copyright © 2021 REX Shares. a guarantee of future index performance. Solactive AG (“Solactive”) is the licensor of the Index. The financial instruments that are based on the Index are not sponsored,endorsed, promoted or sold by Solactive in any way and Solactive makes no express or implied representation, guarantee orassurance with regard to: (a) the advisability in investing in the financial instruments; (b) the quality, accuracy and/or completeness ofthe Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive reserves theright to change the methods of calculation or publication. Solactive shall not be liable for any damages suffered or incurred as a resultof the use (or inability to use) of the Index.

MicroSectorsTM Oil & Gas Exploration & Production 3X Leveraged ETNs

Product Details

Primary Exchange	NYSE Arca, Inc.

ETN Ticker	OILU

Intraday Indicative Value Ticker	OILUIV

Index Ticker	SOLOILT

CUSIP	063679583

Issue Date	November 12, 2021

Maturity Date	June 28, 2041

Daily Market Data

ETNs Outstanding	160,000

Description

The return on the MicroSectorsTM Oil & Gas Exploration & Production 3X Leveraged ETNs (3X ETNs) is linked to a three times leveraged participation in the performance of the MicroSectorsTM Oil & Gas Exploration & Production Index, compounded daily, minus the applicable fees. The 3X ETNs provide levered exposure to the Index. The Index is a total return index that tracks the stock prices of large-capitalization companies that are domiciled and listed in the U.S. and that are active in the exploration and production of oil and gas. The 3X ETNs seek a return on the underlying index for a single day. The 3X ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day.

Key Risks

An investment in the MicroSectorsTM Oil & Gas Exploration & Production 3X Leveraged ETNs (+3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement.

You may lose some or all of your principal - The +3X ETNs do not guarantee any return on your initial investment. The +3X ETNs are leveraged notes, which means they are exposed to three times the risk of any decrease in the level of the Index, compounded daily. Due to leverage, the +3X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to increase by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your +3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption.

Credit of issuer - The +3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the +3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the +3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the +3X ETNs.

Correlation and compounding risk - A number of factors may affect the +3X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the +3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the +3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the +3X ETNs for periods greater than one Index Business Day may be either greater than or less than three times the Index performance, before accounting for the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount.

Path dependence - The return on the +3X ETNs will be highly path dependent. Accordingly, even if the level of the Index increases or decreases over the term of the +3X ETNs, or over the term which you hold the +3X ETNs, the value of the +3X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period, but also based on the volatility of the Index over that time period. The value of the +3X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the +3X ETNs. It is possible that you will suffer significant losses in the +3X ETNs, even if the long-term performance of the Index is positive. Accordingly, the returns on the +3X ETNs may not correlate with returns on the Index over periods of longer than one day.

Long holding period risk - The +3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct long investment in the Index. The +3X ETNs are very sensitive to changes in the level of the Index, and returns on the +3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the +3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long investment results. Investors should actively and frequently monitor their investments in the +3X ETNs, even intra-day. It is possible that you will suffer significant losses in the +3X ETNs even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge, and the Redemption Fee Amount, if applicable).

Potential total loss of value - If the closing Indicative Note Value of the +3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the +3X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the +3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

Leverage risk - The +3X ETNs are three times leveraged and, as a result, the +3X ETNs will benefit from three times any positive, but will decline based on three times any negative, daily performance of the Index. However, the leverage of the +3X ETNs may be greater or less than 3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the +3X ETNs.

The Index has a limited actual performance history - The Index was launched in October 2021. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the +3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the oil and gas exploration and production sector. As a result, the +3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Any decrease in the market price of any of those stocks is likely to have a substantial negative impact on the Index Closing Level and a substantial adverse impact on the value of the +3X ETNs. Giving effect to leverage, negative changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the +3X ETNs.

A trading market for the +3X ETNs may not develop - The +3X ETNs are listed on the NYSE Arca under the symbol “OILU.” However, a trading market for the +3X ETNs may not develop. We are not required to maintain any listing of the +3X ETNs on the NYSE Arca or any other exchange.

The Intraday Indicative Value is not the same as the trading price of the +3X ETNs in the secondary market - The Intraday Indicative Value of the +3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol OILUIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the +3X ETNs at any time is the price at which you may be able to sell your +3X ETNs in the secondary market at such time, if one exists. The trading price of the +3X ETNs at any time may vary significantly from the Intraday Indicative Value of the +3X ETNs at such time.

Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells such +3X ETNs at a time when such premium is no longer present in the market place or the +3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells the +3X ETNs at a time when such premium is no longer present in the market place or if the +3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the +3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the +3X ETNs.

Call right - We may elect to redeem all or a portion of the outstanding +3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your +3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the +3X ETNs and our interests in determining whether to call the +3X ETNs.

Minimum redemption amount - You must elect to redeem at least 25,000 +3X ETNs for us to repurchase your +3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your +3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the +3X ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your +3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice.

No interest payments or ownership rights - The +3X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index.

Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the +3X ETNs, including acting as an agent of the issuer for the offering of the +3X ETNs, making certain calculations and determinations that may affect the value of the +3X ETNs and hedging our obligations under the +3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the +3X ETNs, which creates an additional incentive to sell the +3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the +3X ETNs.

Uncertain tax treatment - Significant aspects of the tax treatment of the +3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor.

MicroSectorsTM Oil & Gas Exploration & Production -3x Inverse Leveraged ETN

Product Details

Primary Exchange	NYSE Arca, Inc.

ETN Ticker	OILD

Intraday Indicative Value Ticker	OILDIV

Index Ticker	SOLOILT

CUSIP	063679575

Issue Date	November 12, 2021

Maturity Date	June 28, 2041

Daily Market Data

ETNs Outstanding	160,000

Description

 The return on the MicroSectorsTM Oil & Gas Exploration & Production -3x Inverse Leveraged ETN (-3X ETNs) is linked to a three times inverse leveraged participation in the performance of MicroSectorsTM Oil & Gas Exploration & Production Index, compounded daily, minus the applicable fees. The -3X ETNs provide inverse levered exposure to the Index. The Index is a total return index that tracks the stock prices of large-capitalization companies that are domiciled and listed in the U.S. and that are active in the exploration and production of oil and gas. The -3X ETNs seek a return on the underlying index for a single day. The -3X ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day.

Key Risks

An investment in the MicroSectorsTM Oil & Gas Exploration & Production -3X Inverse Leveraged ETNs (-3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement.

The -3X ETNs are linked to the inverse performance of the Index - investment in a the -3X ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your -3X ETNs will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your -3X ETNs.

You may lose some or all of your principal - The -3X ETNs do not guarantee any return on your initial investment. The -3X ETNs are leveraged inverse notes, which means they are exposed to three times the risk of any increase in the level of the Index, compounded daily. Due to leverage, the -3X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your -3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption.

Credit of issuer - The -3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the -3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the -3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the -3X ETNs.

The Daily Interest may be negative - Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your -3X ETNs at maturity, call or redemption.

Correlation and compounding risk - A number of factors may affect the -3X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the -3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the -3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the -3X ETNs for periods greater than one Index Business Day may be either greater than or less than three times the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount.

Path dependence - The return on the -3X ETNs will be highly path dependent. Accordingly, even if the level of the Index decreases or increases over the term of the -3X ETNs, or over the term which you hold the -3X ETNs, the value of the -3X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the Index over that time period. The value of the -3X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the -3X ETNs. It is possible that you will suffer significant losses in the -3X ETNs, even if the long-term performance of the Index is negative. Accordingly, the returns on the -3X ETNs may not correlate with returns on the Index over periods of longer than one day.

Long holding period risk - The -3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. The -3X ETNs are very sensitive to changes in the level of the Index, and returns on the -3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the -3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and frequently monitor their investments in the -3X ETNs, even intra-day. It is possible that you will suffer significant losses in the -3X ETNs even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable).

Potential total loss of value - If the closing Indicative Note Value of the -3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the -3X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the -3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is zero, the Cash Settlement Amount will be zero.

Leverage risk - The -3X ETNs are three times leveraged and, as a result, the -3X ETNs will benefit from three times any negative, but will decline based on three times any positive, daily performance of the Index. However, the leverage of the -3X ETNs may be greater or less than -3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the -3X ETNs.

The Index has a limited actual performance history - The Index was launched in October 2021. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the -3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the oil and gas exploration and production sector. As a result, the -3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Any increase in the market price of any of those stocks is likely to have a substantial positive impact on the Index Closing Level and a substantial adverse impact on the value of the -3X ETNs. Giving effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the -3X ETNs.

A trading market for the -3X ETNs may not develop - The -3X ETNs are listed on the NYSE Arca under the symbol “OILD.” However, a trading market for the -3X ETNs may not develop. We are not required to maintain any listing of the -3X ETNs on the NYSE Arca or any other exchange.

The Intraday Indicative Value is not the same as the trading price of the -3X ETNs in the secondary market - The Intraday Indicative Value of the -3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol OILDIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the -3X ETNs at any time is the price at which you may be able to sell your -3X ETNs in the secondary market at such time, if one exists. The trading price of the -3X ETNs at any time may vary significantly from the Intraday Indicative Value of the -3X ETNs at such time.

Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells such -3X ETNs at a time when such premium is no longer present in the market place or the -3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells the -3X ETNs at a time when such premium is no longer present in the market place or if the -3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the -3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the -3X ETNs.

Call right - We may elect to redeem all or a portion of the outstanding -3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your -3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the -3X ETNs and our interests in determining whether to call the -3X ETNs.

Minimum redemption amount - You must elect to redeem at least 25,000 -3X ETNs for us to repurchase your -3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your -3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the -3X ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your -3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice.

No interest payments or ownership rights - The -3X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index.

Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the -3X ETNs, including acting as an agent of the issuer for the offering of the -3X ETNs, making certain calculations and determinations that may affect the value of the -3X ETNs and hedging our obligations under the -3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the -3X ETNs, which creates an additional incentive to sell the -3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the -3X ETNs.

Uncertain tax treatment - Significant aspects of the tax treatment of the -3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor.

* * *

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC about the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send you these documents if so requested by calling toll-free at 1-877-369-5412.

If you are a sophisticated investor that is bullish or bearish on Oil & Gas Exploration & Production stocks, there are new trading products for you to explore. $OILU & $OILD are trading NOW. https://www.microsectors.com/oil-gas-exp-prod

MICROSECTORS By clicking on any of the cashtags provided above, you may access information and opinions on Twitter that have been provided by individuals or entities other than BMO and its affiliates. The cashtags are provided solely for your convenience. We do not provide any representation or warranty as to the accuracy of any information or opinions provided by third parties. These ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. The performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time. You should proceed with extreme caution in considering an investment in the ETNs. Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement, prospectus supplement and prospectus) with the SEC regarding each offering of the ETNs. Please read those documents and the other documents relating to the ETNs that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and the ETNs. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, and any agent or dealer that participated in the offering of the ETNs, will arrange to send these documents if so requested by calling toll-free at 1-877-369-5412.

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